Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 File (Nos. 333-63008, 333-38488, 333-38464, 333-53455, 333-29707, 333-03863, 333-03861, 333-03857, 333-03855, 333-110809) of Gensym Corporation of our report dated March 26, 2004 relating to the financial statements as of December 31, 2003 and for each of the two years in the period ended December 31, 2003, which appears in this Form 10-K.

/s/    PricewaterhouseCoopers LLP

Boston, Massachusetts

March 31, 2005